UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

Kidpik Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41032	81-3640708
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue South, 3rd Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 399-2323

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sale of Convertible Debenture

On May 31, 2024, Kidpik Corp. (the “Company”, “Kidpik”, “we” or “us”) entered into a Securities Purchase Agreement (the “SPA”) with EF Hutton YA Fund, LP (the “Investor”). Pursuant to the SPA, we agreed to sell the Investor three tranches of convertible debentures, in an aggregate principal amount of $2,000,000 (the “Convertible Debentures”).

On May 18, 2023, the first tranche of Convertible Debentures with a face amount of $500,000 (the “Initial Debenture”) was sold to the Investor. We also agreed to sell an additional $500,000 in Convertible Debentures (the “Second Closing” and the “Second Convertible Debenture”) upon the filing of a Definitive Proxy Statement with the Securities and Exchange Commission (the “SEC” or the “Commission”) to seek stockholder approval for among other things, the pending merger with Nina Footwear Corp. (the “Definitive Proxy Statement”), and $1,000,000 (the “Third Closing” and the “Third Convertible Debenture”) in Convertible Debentures on or about the date the Initial Registration Statement (as defined below) becomes effective and the approval of its stockholders as required by the applicable rules of the Nasdaq Capital Market, for issuances of shares in excess of the Exchange Cap (as defined below) has been obtained (the date of such stockholder approval, the “Shareholder Approval”).

We agreed to sell all Convertible Debentures with a 10% original issue discount and as a result thereof, we received $450,000 in gross proceeds, prior to expenses, upon the sale of the Initial Debenture. The Second and Third Closings are subject to certain closing conditions, including those discussed above, as described in greater detail in the SPA.

The Initial Debenture bears, and the subsequent Convertible Debentures issued under the SPA will bear, interest at an annual rate of 0.0% per annum and will mature on May 31, 2025, as may be extended at the option of the Investor. The interest rate is subject to increase to 18% upon the occurrence and during the continuance of any event of default thereunder as discussed in greater detail below.

If, any time after the issuance date, an Amortization Event (as defined below) occurs, then the Company is required to make monthly payments to the Investor, beginning on the 10th trading day after the date the Amortization Event occurs and continuing on the same day of each successive calendar month in an amount equal to the sum of (i) $400,000 of principal (in the aggregate among all Convertible Debentures), or the outstanding principal, if less than such amount (the “Amortization Principal Amount”), plus (ii) a prepayment premium of 8% of any amounts paid (the “Payment Premium”), and (iii) accrued and unpaid interest as of each payment date. The obligation of the Company to make monthly prepayments related to an Amortization Event shall cease (with respect to any payment that has not yet come due) if any time after the occurrence of an Amortization Event (A) in the event of a Floor Price Event (defined below), either (i) on the date that is the 5th consecutive trading day that the daily volume weighted average price (VWAP) is greater than 110% of the Floor Price (defined below) then in effect, or (ii) prior to the due date of a monthly payment, the Company has delivered a valid Reduction Notice (defined below) and such reduced Floor Price does not exceed 50% of the market price at the time of such Reduction Notice; or (B) in the event of an Exchange Cap Event, the date the Company has obtained Stockholder Approval to increase the number of shares of common stock under the Exchange Cap and/or the Exchange Cap no longer applies, or (C) in the event of a Registration Event (defined in the Registration Rights Agreement discussed below), the condition or event causing the Registration Event has been cured or the holder is able to resell the shares of common stock issuable upon conversion of the Convertible Debentures in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), unless a subsequent Amortization Event occurs.

“Amortization Event” means (i) the daily VWAP is less than the Floor Price then in effect for five trading days during a period of seven consecutive Trading Days (a “Floor Price Event”), (ii) unless the Company has obtained the approval from its stockholders in accordance with the rules of the Nasdaq Capital Market for the shares of common stock issuable upon conversion of the Convertible Debentures (such conversion shares in general, the “Conversion Shares”) in excess of the Exchange Cap, the Company has issued in excess of 99% of the common stock available under the Exchange Cap (an “Exchange Cap Event”), or (iii) any time after the Effectiveness Deadline (as defined in the Registration Rights Agreement) a Registration Default (as defined in the Registration Rights Agreement) has occurred.

Pursuant to the Convertible Debentures, we have the right, but not the obligation, to redeem early in cash a portion or all amounts outstanding under the Convertible Debentures at the Redemption Amount (as defined below); provided that we provide the holder with at least 10 trading days’ prior written notice (each, a “Redemption Notice”), which Redemption Notice may only be given if the VWAP on the date such Redemption Notice is delivered is less than the Fixed Price. The “Redemption Amount” means the outstanding principal balance being redeemed by the Company, plus the Payment Premium in respect of such principal amount, plus all accrued and unpaid interest thereunder as of such redemption date. After receipt of a Redemption Notice, the holder has ten trading days (beginning with the trading day immediately following the date of such Redemption Notice) to elect to convert all or any portion of the outstanding principal of the Convertible Debenture plus all accrued and unpaid Interest, if any, plus the Payment Premium, if any, in respect of such Principal. Notwithstanding the foregoing, unless such payment requirement is waived by the Holder, the Company is entitled to make two $25,000 redemption payments without incurring the Payment Premium and without providing the requisite 10-day notice provided that such payments are made pursuant to the terms of the Registration Rights Agreement, discussed below.

Subject to the Exchange Cap and the Stockholder Approval Requirement (defined below), any portion of the outstanding and unpaid principal amount of the Convertible Debentures, together with accrued but unpaid interest, may be converted into shares of common stock of the Company (the “Conversion Shares”) based on a conversion price of the lower of (i) $3.3229 per share of common stock (the “Fixed Price”), or (ii) 91% of the lowest daily volume weighted average trading prices (VWAP) for the common stock during the 7 consecutive trading days immediately preceding the conversion date or other date of determination (the “Market Price”), but which Market Price shall not be lower than the Floor Price. Notwithstanding the above, on the closing of the last trading day immediately prior to the effective date of the initial Registration Statement (the “Fixed Price Reset Date”), the Fixed Price is adjusted (downwards only) to equal the closing price as of the Fixed Price Reset Date. “Floor Price” means $0.6580 per share, provided, however, the Company may reduce the Floor Price to any amounts set forth in a written notice to the holder (a “Reduction Notice”); provided that such reduction shall be irrevocable and shall not be subject to increase thereafter.

The Investor may convert the Convertible Debentures so long as the aggregate number of shares of common stock issued upon conversion thereof does not exceed 390,132 shares (the “Exchange Cap”), provided, however, that the foregoing restriction will no longer apply when the transactions contemplated by the SPA (as well as any other transactions that may be considered part of the same series of transactions pursuant to and in accordance with Nasdaq rules and regulations) have been approved by the Company’s stockholders in accordance with Nasdaq Listing Rule 5635(d) (the “Stockholder Approval Requirement”). Furthermore, the Convertible Debentures may not be converted into shares of common stock to the extent such conversion would result in the Investor and its affiliates having beneficial ownership of more than 4.99% of the Company’s then outstanding shares of common stock, provided that this limitation may be waived by the Investor upon not less than 65 days’ prior notice to the Company.

Pursuant to the SPA, the Company agreed to use commercially reasonable efforts to call and hold a special or annual meeting of stockholders for the purpose of seeking the approval of its stockholders as required by the applicable rules of the Nasdaq Capital Market, for issuances of shares in excess of the Exchange Cap. The Company also agreed to use reasonable efforts to hold the special or annual meeting prior to the expected effectiveness of the Initial Registration Statement, or within a short time thereafter. In accordance with the rules of the Nasdaq Capital Market, no shares of common stock beneficially owned by the Investor shall be counted in any vote in favor of the Shareholder Approval.

If the Company, at any time while the Convertible Debentures are outstanding, issues or sells any shares of common stock or convertible securities, for consideration per share (the “New Issuance Price”) less than a price equal to the Fixed Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Fixed Price then in effect shall be reduced to an amount equal to the New Issuance Price, provided however, the issuance of any certain Excluded Securities (defined in the Convertible Debentures) shall not be considered a Dilutive Issuance.

Events of default under the Convertible Debentures include (a) the Company’s failure to timely pay amounts due under the Convertible Debentures, subject to a five business day cure period; (b) certain bankruptcy events involving the Company or any significant subsidiary occur and are continuing; (c) cross defaults of indebtedness exceeding $100,000, subject to certain cure rights; (d) final judgments against the Company in excess of $100,000, subject to certain discharge and bonding rights; (e) the Company’s common stock shall cease to be quoted or listed for trading, as applicable, on any principal market for a period of ten consecutive trading days; (f) the Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in the Convertible Debentures) unless in connection with such transaction the Convertible Debentures are redeemed; (g) the Company’s failure to timely deliver shares of common stock upon conversion of the Convertible Debentures, or failure to timely comply with any buy-in obligation under the Convertible Debentures; (h) the Company’s failure to timely file with the Commission any periodic report, subject to certain cure rights; (i) any representation or warranty made or deemed to be made by or on behalf of the Company in or in connection with any transaction document, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made; or (j) any material provision of any transaction document, at any time after its execution and delivery and for any reason other than as expressly permitted thereunder, ceases to be in full force and effect; or the Company or any other person contests in writing the validity or enforceability of any provision of any transaction document.

If an event of default under the Convertible Debentures occurs and is continuing, the full unpaid principal amount of the applicable Convertible Debentures, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the applicable Investor’s election by notice to the Company, immediately due and payable in cash.

The SPA included representations, warranties, covenants, confidentiality and indemnification obligations, customary for a transaction of the size and type contemplated by the SPA.

We also agreed pursuant to the SPA to not enter into any variable rate transaction or issue or sell any equity, warrants, or debt securities at an implied discount (taking into account all the securities issuable in such offering, including the right to receive additional shares of common stock) to the market price of the common stock at the time of the offering in excess of 35%, until the Convertible Debentures have been repaid in full.

Pursuant to the SPA we are required to provide the Investor the right of first refusal to invest in any financing transaction pursuant to which the Company proposes to issue and sell any securities of the Company, including any debt, equity or equity-linked securities that are convertible into, exchangeable or exercisable for, or include the right to receive common stock, or the issuance of any notes, debentures, or other forms of indebtedness, for a period of 12 months following the date of the SPA.

The foregoing description of the Convertible Debentures and the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of such instrument and agreement, copies of which are filed as Exhibit 4.1 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The representations, warranties and covenants contained in the SPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the SPA, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the SPA is incorporated herein by reference only to provide investors with information regarding the terms of the SPA, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Registration Rights Agreement

In connection with the entry into the SPA the Company entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”) pursuant to which the Company is required to file a registration statement registering the resale by the Investor of 1,800,000 shares of common stock issued or to be issued upon conversion of the Initial Convertible Debenture under the Securities Act, and thereafter the Conversion Shares issuable upon conversion of the Second Convertible Debenture and Third Convertible Debenture, when sold. Pursuant to the Registration Rights Agreement, the Company is required to meet certain obligations with respect to, among other things, the timeliness of the filing and effectiveness of registration statements. The Company is required to file a registration statement related to the shares issuable upon conversion of the Initial Convertible Debenture (the “Initial Registration Statement”) no later than August 23, 2024 in the event the SEC does not review the Definitive Proxy Statement, and October 7, 2024 in the event the SEC reviews the Definitive Proxy Statement, and obtain effectiveness thereof by the earlier of (A) the 60th calendar day following the filing date thereof (the “Filing Deadline”) and (B) the fifth business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

Notwithstanding the above, at any time prior to October 7, 2024, if the SEC reviews the Definitive Proxy Statement, then the Company may elect to extend the Filling Deadline for up to two consecutive 30-day periods by making a cash repayment under the Convertible Debentures in the amount of $25,000 for each 30-day extension.

The Registration Rights Agreement includes certain other piggyback and demand registration rights, obligations of the Company and the Investor, and indemnification obligations of the parties, each as described in greater detail therein.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Global Guaranty Agreement

In connection with the entry into the SPA and the issuance of the Initial Convertible Debenture, Kidpik Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), entered into a Global Guaranty Agreement with the Investor (the “Guaranty”), pursuant to which Merger Sub agreed to guaranty all of the Company’s obligations under the SPA and Convertible Debentures.

The foregoing description of the Global Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Global Guaranty Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Convertible Debentures (including the Initial Convertible Debenture) is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the SPA and issuance of the Convertible Debentures (including the Initial Convertible Debenture) is incorporated herein by reference.

The Initial Convertible Debenture was issued to the Investor, and the other Convertible Debentures will be issued to the Investor, in reliance upon Section 4(a)(2) of the Securities Act, in a transaction not involving any public offering. The Company relied on this exemption from registration based in part on representations made by the Investor in the SPA. The Convertible Debentures, and the Conversion Shares, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any Conversion Shares are issued, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Convertible Debentures and any respective resulting issuance of the Conversion Shares.

The maximum number of shares of common stock issuable upon conversion of the Initial Convertible Debenture, without taking into account accrued interest thereon (which is also convertible into shares of common stock), any Payment Premium, or any change in the Floor Price, would total 759,879 shares of common stock of the Company, based on the current Floor Price.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1*	Kidpik Corp. $500,000 Convertible Debenture dated May 31, 2024
10.1*#	Securities Purchase Agreement dated May 31, 2024, by and among Kidpik Corp. and EF Hutton YA Fund, LP
10.2*	Registration Rights Agreement dated May 31, 2024, by and among Kidpik Corp. and EF Hutton YA Fund, LP
10.3*	Global Guaranty Agreement dated May 31, 2024, by and among Kidpik Corp. and EF Hutton YA Fund, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2024

Kidpik Corp.

By:	/s/ Ezra Dabah
Name:	Ezra Dabah
Title:	Chief Executive Officer